Exhibit 99.1

  Harrington West Announces Record 2005 Earnings and Declares Regular
              Quarterly Dividend of 12.5 Cents Per Share

    SOLVANG, Calif.--(BUSINESS WIRE)--Jan. 24, 2006--Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB (LPB) and its division, Harrington Bank, today announced that it earned $2.1 million or 36 cents per share on a fully diluted basis in the December 2005 quarter and $8.3 million or $1.48 per share for the full year of 2005. These results compare to the $2.2 million or 39 cents per share recorded in the December 2004 quarter and $8.2 million or $1.46 per share for the full year of 2004. Return on average equity was 13.8% in the December 2005 quarter and 14.6% for the full year of 2005. Book value was $11.06 at December 31, 2005 compared to $10.85 at September 30, 2005 and $9.98 at December 31, 2004.
    Given the favorable earnings, the Board of Directors declared a regular quarterly dividend of 12.5 cents per share payable on February 14, 2006 to holders of record on February 3, 2006. The HWFG share repurchase program of up to 200,000 shares announced on May 3, 2005 remains in effect. No HWFG shares have been repurchased under this program.
    HWFG made considerable progress in its mission to expand its multiple market banking operations, diversify its loan portfolio and business lines, and grow its core banking franchise of loans and deposits. As such, net loan balances grew $21.7 million or 3.3% in the December 2005 quarter and $74.5 million or 12.4% for the full year of 2005 to $672.9 million. Deposit balances grew $71.0 million or 11.9% in 2005 from $598.2 million at December 31, 2004 to $669.1 million at December 31, 2005. This growth included the $32.7 million of deposits from the May 2005 acquisition of a banking office in Thousand Oaks, California and the $23.5 million in deposits from the new Scottsdale, Arizona banking office opened in April 2005 in the Airpark area. Investment balances declined $43.9 million or 10.2% in 2005 to $388.4 million, as in the tighter spread environment, HWFG reduced investments to capture investment gains and to fund the strong loan growth.

    Financial Performance Analysis

    HWFG seeks to maintain its exposure to changes in interest rates at a low level by hedging the effective duration of its liabilities to match its assets. This hedging should result in a market value of equity that has low volatility to changes in rates. However, minor repricing differences remain between HWFG's earning assets and liabilities, in that some floating rate loans and securities are pegged to lagging indexes, and hedges of borrowings reprice at a slightly different frequency (3 months) than the borrowings (daily). In the steadily rising interest rate environment experienced over the last eighteen months, this lag in repricing has the effect of slightly narrowing net interest margins, until the pace of the Federal Funds rate increases subside or cease. HWFG's net interest margin was 2.83% for the year ended December 31, 2005 compared to 2.96% for the year ended December 31, 2004, and 2.81% in the December 2005 quarter compared to 2.84% and 2.89% in the September 2005 and December 2004 quarters, respectively.
    Over the last few quarters, the net interest margin has stabilized near the 2.80% level. Net interest income was $7.6 million in the December 2005 quarter and $30.2 million for the full year of 2005 compared to $7.6 million and $29.5 million for the same periods last year, respectively. Net interest income growth from 2004 to 2005 was affected by a slightly lower net interest margin and the reduction of the investment portfolio in 2005.
    Banking fee income was $3.9 million in 2005 and improved markedly from the $3.1 million recorded in 2004. For the December 2005 quarter, banking fee income was $957 thousand, increasing 18.7% over the $806 thousand recorded in the same period a year ago. Banking fee income has improved due to the implementation of a Bank Owned Life Insurance
(BOLI) program in April 2005 and further growth in Harrington Wealth Management (HWM) and deposit fees. With much lower refinancing activity in the December 2005 quarter, prepayment penalty fees declined by $122 thousand from the September 2005 quarter and $109 thousand from the December 2004 quarter. BOLI income in the December 2005 quarter was reduced for the annual performance based fee of $36 thousand for investment management. Shown in the following chart are the comparable period results for banking fee income:



                        (Dollars in thousands)
----------------------------------------------------------------------
                    December December         December December
                      2005    2004             2005    2004
  Banking Fee Type  Quarter Quarter % Change   YTD     YTD   % Change
----------------------------------------------------------------------
Mortgage Brokerage
 Fee, Prepayment
 Penalties & Other
 Loan Fees             $270    $354    -23.7% $1,310  $1,516    -13.6%
----------------------------------------------------------------------
Deposit, Other
 Retail Banking Fees
 & Other Fee Income     325     289     12.5%  1,293   1,022     26.5%
----------------------------------------------------------------------
Harrington Wealth
 Management Fees        188     163     15.3%    724     610     18.7%
----------------------------------------------------------------------
BOLI Income, net        174       -      n/a     621       -      n/a
----------------------------------------------------------------------
Total                  $957    $806     18.7% $3,948  $3,148     25.4%
----------------------------------------------------------------------



    HWFG continued to record net gains on its securities and total return swap portfolio during all of 2005 including the fourth quarter. These gains emanate from the purchase of securities and total return swaps at relatively wide spreads to comparable duration, LIBOR based benchmarks, and as these spreads tighten, gains are realized. In 2005, net gains on securities, hedges, total return swaps, and borrowings were $936 thousand compared to $1.3 million in 2004. For the December 2005 quarter, net gains were $64 thousand compared to $386 thousand in the December 2004 quarter.
    Operating expenses were $21.1 million in 2005 compared to $19.4 million in 2004, a 8.6% increase. In the fourth quarter 2005, operating expenses were $5.4 million compared to $5.0 million in the same quarter a year ago, a 7.4% increase. The operating expense growth has been largely a function of the investment in personnel and facilities to support HWFG's expansion plan, the cost of corporate governance regulations, and the general increase in the cost of operations, as well as the cost to attract and retain quality personnel. In 2005, HWFG hired five new commercial and two mortgage-focused loan officers and opened or acquired two new banking offices.
    The Company's combined state and federal income tax rate continued to decline in 2005 due to the growth and apportionment of income to states with lower tax rates, the purchase of BOLI and the origination of tax advantaged loans. The Company's combined tax rate in 2005 was 38.3% compared to 39.8% in 2004.

    Community Banking Update

    HWFG made steady progress in growing both its loans and deposits in 2005 and added strategically located banking offices to its franchise. The $74.5 million of net loan growth emanated largely from commercial and industrial and construction related loans. The growth and mix of HWFG's portfolio is shown in the following table:



                     HWFG Net Loan Growth and Mix
                         (Dollars in millions)
----------------------------------------------------------------------
                              December 31,  September 30, December 31,
                                   2005          2005         2004
----------------------------------------------------------------------
                                      % of         % of         % of
           Loan Type            Total  Total Total  Total Total  Total
----------------------------------------------------------------------
Commercial Real Estate         $253.2  37.6%$260.7  40.0%$260.8  43.6%
----------------------------------------------------------------------
Multi-family Real Estate         80.9  12.0%  76.0  11.7%  84.9  14.2%
----------------------------------------------------------------------
Construction (1)                 70.9  10.5%  55.5   8.5%  35.0   5.8%
----------------------------------------------------------------------
Single-family Real Estate       115.9  17.2% 109.0  16.7% 100.5  16.8%
----------------------------------------------------------------------
Commercial and industrial loans  96.5  14.3%  94.3  14.5%  72.2  12.1%
----------------------------------------------------------------------
Land acquisition and
 development                     36.1   5.4%  34.5   5.3%  27.5   4.6%
----------------------------------------------------------------------
Consumer loans                   26.7   4.0%  28.1   4.3%  23.7   4.0%
----------------------------------------------------------------------
Other loans (2)                   1.3   0.2%   1.3   0.2%   1.0   0.2%
----------------------------------------------------------------------
Allowance, Deferred Fees &
 Discounts/Premiums              (8.6) -1.2%  (8.2) -1.2%  (7.2) -1.3%
----------------------------------------------------------------------
Net loans receivable         $672.9 100.0% $651.2 100.0% $598.4 100.0%
----------------------------------------------------------------------

(1) Includes loans collateralized by residential, commercial and land properties.

(2) Includes loans collateralized by deposits and consumer line of credit loans.



    HWFG's asset quality remained favorable with no nonperforming loans at December 31, 2005 compared to $20 thousand at September 30, 2005 and $95 thousand at December 2004. HWFG did increase its reserves for loan losses by $85 thousand during the fourth quarter 2005 based on its analysis of the loan portfolio and its growth.
    Deposits grew in 2005 from both organic and acquisition sources. Average deposits were $672.0 million for the quarter ended December 31, 2005, up 16.9% from the $574.6 million for the same quarter of 2004. Average non-interest bearing deposits continued to grow at a steady pace and were $50.0 million for the quarter ended December 31, 2005 compared to $47.5 million and $36.4 million for the quarters ended September 30, 2005 and December 31, 2004, respectively. HWFG did experience strong competition for certificates of deposits as market rates increased. The cost of interest bearing deposits was 3.10% for the December 2005 quarter compared to 1.99% for the December 2004 quarter, increasing 111 basis points over the comparative periods. The Federal Funds rate, by comparison, increased 200 basis points in 2005.
    HWFG continues to pursue the controlled growth of its franchise through new banking offices and selected acquisitions. In 2005, HWFG acquired a banking office and its deposits in Thousand Oaks, California and opened a second banking office in the Scottsdale, Arizona Airpark area. In 2006, HWFG will open its third Harrington Bank office in Johnson County, Kansas in the Kansas City metro and a Los Padres banking office in Surprise, Arizona. HWFG currently has two letters of intent, which have been accepted, to acquire parcels in Chandler, Arizona and the Phoenix, Arizona Deer Valley Airpark for banking office expansion in 2007.

    Closing Comments

    In commenting on HWFG's results for the December 2005 quarter and full year 2005, Craig J. Cerny, Chairman and CEO, stated, "2005 marked HWFG's tenth year of operations and was highlighted by a high degree of success in executing our strategy to grow our core banking franchise of loans, deposits and HWM fees, while we made further progress in identifying and acquiring new banking sites in our markets for future expansion. Although our 2005 earnings growth did not meet our double digit target due to the repricing lag in some of our earning assets relative to liabilities and hedges, the strategic reduction of our investment portfolio as spreads tightened, and the promotional deposit rates paid in some of our new offices to attract new customers, we increased earnings, controlled our banking risks, and enhanced our franchise. Since HWFG's acquisition of Los Padres Bank almost 10 years ago, we have approximately increased our loans by 4 times, our deposits by 4 times and our earnings by 18 times. We have had a great deal of success over these 10 years and look forward to more positive results in the future."
    Harrington West Financial Group, Inc. is a $1.1 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 15 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $143.1 million in assets under management or custody.

    This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results and (v) other factors referenced in the Company's filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.



  Consolidated Financial Data - Harrington West Financial Group, Inc.
                              (Unaudited)

(In thousands, except        Quarter ended           Year-to-date
 per share data)           Dec. 31,   Dec. 31,    Dec. 31,   Dec. 31,
                             2005       2004        2005       2004
------------------------ ---------------------- ----------------------

Interest income             $16,738    $14,021     $62,056    $52,266
Interest expense              9,186      6,432      31,898     22,718
                         ---------------------- ----------------------
Net interest income           7,552      7,589      30,158     29,548
Provision for loan
 losses                          85        100         435        650
                         ---------------------- ----------------------
Net interest income
 after provision for
 loan losses                  7,467      7,489      29,723     28,898
Non-interest income:
            Income (loss)
             from trading
             assets              64        386         936      1,261
            Other gain
             (loss)              (2)       (10)        (15)      (246)
            Banking fee
             income             957        806       3,948      3,148
                         ---------------------- ----------------------
               Non-
                interest
                income        1,019      1,182       4,869      4,163
Non-interest expense          5,349      4,979      21,076     19,416
                         ---------------------- ----------------------
Income before income
 taxes                        3,137      3,692      13,516     13,645
Provision for income
 taxes                        1,085      1,501       5,180      5,436
                         ---------------------- ----------------------
Net income                   $2,052     $2,191      $8,336     $8,209
                         ====================== ======================

                             Quarter ended           Year-to-date
                          Dec. 31,   Dec. 31,    Dec. 31,   Dec. 31,
                             2005       2004        2005       2004
                         ---------------------- ----------------------
Per share:
Net income - basic            $0.38      $0.42       $1.56      $1.56
Net income - diluted          $0.36      $0.39       $1.48      $1.46
Weighted average shares
 used in Basic EPS
 calculation              5,373,936  5,278,934   5,347,757  5,256,030
Weighted average shares
 used in Diluted EPS
 calculation              5,642,716  5,644,904   5,620,556  5,603,680
Cash dividends                $0.13      $0.10       $0.47      $0.88
Book value at period-end                            $11.06      $9.98
Ending shares                                    5,384,843  5,278,934

Financial ratios
Return on average assets       0.72%      0.80%       0.75%      0.82%
Return on average equity      13.76%     16.94%      14.61%     16.37%
Average equity to
 average assets
 (leverage ratio)              5.23%      4.75%       5.14%      4.93%
Net interest margin            2.81%      2.89%       2.83%      2.90%
Efficiency ratio              62.86%     59.29%      61.80%     59.04%

Period averages
Total assets             $1,132,138 $1,083,097  $1,109,893 $1,032,466
Total loans, net of
 allowance                  659,093    597,726     636,490    561,665
Total earning assets      1,086,463  1,058,051   1,060,287  1,007,896
Total deposits              672,020    574,638     636,695    563,032
Total equity                 59,181     51,462      57,076     50,372

Balance sheet at period-end
Cash and due from banks                            $19,311    $13,238
Investments and fed
 funds sold                                        388,407    432,345
Loans, before allowance for loan
 losses                                            678,551    603,670
Allowance for loan
 losses                                             (5,661)    (5,228)
Goodwill and core deposit
 intangibles                                         6,683      4,904
Other assets                                        52,644     32,401
                                                ----------------------
            Total assets                        $1,139,935 $1,081,330
                                                ======================

Interest bearing
 deposits                                         $619,344   $564,552
Non-interest bearing
 deposits                                           49,801     33,630
Other borrowings                                   403,787    421,463
Other liabilities                                    7,429      9,025
Shareholders' equity                                59,574     52,660
                                                ----------------------
            Total liabilities and
             shareholders' equity               $1,139,935 $1,081,330
                                                ======================

Asset quality and capital - at
 period-end
Non-accrual loans                                       $-        $95
Loans past due 90 days or more                           -          -
Other real estate owned                                  -          -
                                                ----------------------
            Total non performing assets                 $-        $95
                                                ======================

Allowance for losses to
 loans                                                0.84%      0.87%
Non-accrual loans to
 total loans                                          0.00%      0.02%
Non-performing assets total assets                    0.00%      0.01%


                                    Quarter Ended
               -------------------------------------------------------
(In thousands,
 except per     Dec. 31,   Sept. 30,  June 30,   Mar. 31,   Dec. 31,
 share data)       2005       2005       2005       2005       2004
----------------------------------------------------------------------

Interest income   $16,738    $15,847    $15,163    $14,308    $14,021
Interest
 expense            9,186      8,285      7,680      6,747      6,432
               -------------------------------------------------------
Net interest
 income             7,552      7,562      7,483      7,561      7,589
Provision for
 loan losses           85          -        200        150        100
               -------------------------------------------------------
Net interest
 income after
 provision for
 loan losses        7,467      7,562      7,283      7,411      7,489
Non-interest
 income:
 Income (loss)
  from trading
  assets               64         89         71        712        386
 Other gain
  (loss)               (2)        (7)         1         (7)       (10)
 Banking fee
  income              957      1,159        974        858        806
               -------------------------------------------------------
  Non-interest
   income           1,019      1,241      1,046      1,563      1,182
Non-interest
 expense            5,349      5,379      5,138      5,210      4,979
               -------------------------------------------------------
Income before
 income taxes       3,137      3,424      3,191      3,764      3,692
Provision for
 income taxes       1,085      1,326      1,240      1,529      1,501
               -------------------------------------------------------
Net income         $2,052     $2,098     $1,951     $2,235     $2,191
               =======================================================


Per share:
Net income -
 basic              $0.38      $0.39      $0.36      $0.42      $0.42
Net income -
 diluted            $0.36      $0.37      $0.35      $0.40      $0.39
Weighted
 average shares
 used
 in Basic EPS
  calculation   5,373,936  5,364,077  5,360,331  5,291,640  5,278,934
Weighted
 average shares
 used
 in Diluted EPS
  calculation   5,642,716  5,649,134  5,639,756  5,616,246  5,644,904
Cash dividends
 per share          $0.13      $0.12      $0.11      $0.11      $0.10
Book value at
 period-end        $11.06     $10.85     $10.46     $10.47      $9.98
Ending shares   5,384,843  5,364,498  5,363,853  5,337,828  5,278,934

Financial
 ratios
Return on
 average assets      0.72%      0.75%      0.71%      0.82%      0.80%
Return on
 average equity     13.76%     14.68%     13.94%     16.47%     16.94%
Average equity
 to average
 assets
  (leverage
  ratio)             5.23%      5.24%      5.06%      4.98%      4.75%
Net interest
 margin              2.81%      2.84%      2.82%      2.84%      2.89%
Efficiency
 ratio              62.86%     61.68%     60.76%     61.88%     59.29%

Period averages
Total assets    1,132,138  1,113,282  1,106,249  1,090,606  1,083,097
Total loans,
 net of
 allowance        659,093    641,446    631,198    614,185    597,726
Total earning
 assets         1,086,463  1,067,568  1,065,574  1,064,977  1,058,051
Total deposits    672,020    662,787    608,855    603,755    574,638
Total equity       59,181     56,002     56,002     54,286     51,462

Balance sheet
 at period-end
Cash and due
 from banks       $19,311    $18,314    $14,271    $11,589    $13,238
Investments and
 fed funds sold   388,407    391,671    402,085    422,963    432,345
Loans, before
 allowance for
 loan losses      678,551    656,822    640,466    626,797    603,670
Allowance for
 loan losses       (5,661)    (5,576)    (5,576)    (5,377)    (5,228)
Goodwill and
 core deposit
 intangibles        6,683      6,686      6,783      4,856      4,904
Other assets       52,644     53,730     51,237     32,418     32,401
               -------------------------------------------------------
 Total assets  $1,139,935 $1,121,647 $1,109,266 $1,093,246 $1,081,330
               =======================================================

Interest
 bearing
 deposits        $619,344   $622,961   $605,259   $562,713   $564,552
Non-interest
 bearing
 deposits          49,801     48,741     40,056     38,800     33,630
Other
 borrowings       403,787    377,939    400,954    430,253    421,463
Other
 liabilities        7,429     13,783      6,895      5,585      9,025
Shareholders'
 equity            59,574     58,223     56,102     55,895     52,660
 Total
  liabilities
  and
  shareholders'
               -------------------------------------------------------
      equity   $1,139,935 $1,121,647 $1,109,266 $1,093,246 $1,081,330
               =======================================================

Asset quality and capital
 - at period-end
Non-accrual
 loans                 $-        $20       $608       $112        $95
Loans past due
 90 days or
 more                   -          -          -          -          -
Other real
 estate owned           -          -          -          -          -
               -------------------------------------------------------
 Total non
  performing
  assets               $-        $20       $608       $112        $95
               =======================================================

Allowance for
 losses to
 loans               0.84%      0.85%      0.87%      0.86%      0.87%
Non-accrual
 loans to total
 loans               0.00%      0.00%      0.10%      0.02%      0.02%
Non-performing
 assets total
 assets              0.00%      0.00%      0.05%      0.01%      0.01%



                     Three months ended           Three months ended
(In thousands)       December 31, 2005            December 31, 2004
              ---------------------------- ---------------------------
                                      Rate                        Rate
                  Balance    Income    (6)     Balance   Income    (6)
              ---------------------------- ---------------------------


Interest earning
 assets:
 Loans receiv-
  able
  (1)                $659,093 $11,641   7.05%  $597,726 $9,640   6.44%
 FHLB stock            16,293     193   4.70%    14,780    117   3.15%
 Securities and
  trading account
  assets (2)          400,823   4,856   4.85%   434,035  4,216   3.89%
 Cash and cash
  equivalents (3)      10,254      48   1.86%    11,509     35   1.21%
                   -------------------       ------------------
   Total interest
    earning assets  1,086,463  16,738   6.15% 1,058,050 14,008   5.29%
                              --------                  -------
Non-interest-
 earning assets        45,675                    25,046
                   -----------               -----------
     Total assets  $1,132,138                $1,083,096
                   ===========               ===========

Interest bearing
 liabilities:
   Deposits:
    NOW and money
     market accounts $117,873    $562   1.89%  $122,840   $340   1.10%
    Passbook accounts
     and certificates
     of deposit       504,099   4,291   3.38%   451,798  2,530   2.23%
                   -------------------       ------------------
       Total deposits 621,972   4,853   3.10%   574,638  2,870   1.99%

    FHLB advances (4) 308,696   3,444   4.43%   308,819  2,735   3.52%
      Reverse
       repurchase
       agreements      59,064     447   2.96%    79,908    525   2.57%
      Other
       borrowings (5)  25,774     442   6.71%    25,000    304   4.76%
                   -------------------       ------------------
         Total
         interest-
         bearing
         liabili-
         ties       1,015,506   9,186   3.57%   988,365  6,434   2.57%
                              --------                  -------
Non-interest-bearing
 deposits              50,048                    36,381
Non-interest-bearing
 liabilities            7,403                     6,888
                   -----------               -----------
    Total
     liabilities    1,072,957                 1,031,634
Stockholders' equity   59,181                    51,462
                   -----------               -----------
  Total liabilities
  and stockholders'
  equity           $1,132,138                $1,083,096
                   ===========               ===========
Net interest-earning
 assets
 (liabilities)        $70,957                   $69,685
                   ===========               ===========

Net
interest
 income/interest
 rate spread                   $7,552   2.58%           $7,574   2.72%
                              ===============           ==============
Net interest margin                     2.81%                    2.89%
                                      =======                  =======
Ratio of average
 interest-earning
 assets to
average interest-
 bearing
 liabilities                          106.99%                  107.05%
                                      =======                  =======


1) Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.

2) Consists of securities classified as available for sale, held to maturity and trading account assets.

3) Consists of cash and due from banks and Federal funds sold.

4) Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.

5) Consists of other debt and a note payable under a revolving line of credit.

6)Annualized.



                    Twelve months ended          Twelve months ended
(In thousands)      December 31, 2005            December 31, 2004
             ---------------------------- ----------------------------
                                     Rate                         Rate
                 Balance    Income    (6)     Balance    Income    (6)
             ---------------------------- ----------------------------


Interest earning
 assets:
 Loans
  receivable
  (1)         $636,490  $43,269    6.80%   $561,665  $36,166    6.44%
 FHLB stock     16,237      709    4.37%     14,197      573    4.04%
 Securities and
  trading
  account
  assets (2)   408,753   17,914    4.38%    419,716   15,439    3.68%
 Cash and cash
  equivalents
  (3)            9,602      164    1.71%     12,318       88    0.71%
            ----------- --------         ----------- --------
     Total
      interest
      earning
      assets 1,071,082   62,056    5.79%  1,007,896   52,266    5.19%
                        --------                     --------
Non-interest-
 earning
 assets         38,811                       24,570
            -----------                  -----------
      Total
     assets $1,109,893                   $1,032,466
            ===========                  ===========

Interest
 bearing
 liabilities:
 Deposits:
  NOW and money
   market
   accounts   $119,742   $1,945    1.62%   $120,353   $1,154    0.96%
  Passbook
   accounts
   and
   certificates
   of
   deposit     475,374   13,723    2.89%    442,679    9,475    2.14%
            ----------- --------         ----------- --------
   Total
    deposits   595,116   15,668    2.63%    563,032   10,629    1.89%

 FHLB advances
  (4)          314,066   12,732    4.05%    284,977    9,285    3.26%
  Reverse
   repurchase
   agreements   69,720    1,928    2.73%     75,541    1,981    2.58%
  Other
   borrowings
   (5)          25,774    1,570    6.01%     17,623      823    4.59%
            ----------- --------         ----------- --------
   Total
    interest-
    bearing
    liabi-
    lities    1,004,676   31,898    3.16%    941,173   22,718    2.39%
                        --------                     --------
Non-interest-
 bearing
 deposits       41,579                       31,563
Non-interest-
 bearing
 liabilities     6,562                        9,358
            -----------                  -----------
   Total
    liabi-
    lities   1,052,817                      982,094
Stockholders'
 equity         57,076                       50,372
            -----------                  -----------
 Total
  liabilities
  and
  stockholders'
  equity    $1,109,893                   $1,032,466
            ===========                  ===========
Net interest-
 earning assets
 (liabilities) $66,406                      $66,723
            ===========                  ===========

Net interest
 income/interest rate
 spread                 $30,158    2.63%             $29,548    2.80%
                        ======== =======             ======== =======
Net interest
 margin                            2.83%                        2.96%
                                 =======                      =======
Ratio of average interest-
 earning assets to
 average
  interest-
  bearing
  liabilities                    106.61%                      107.09%
                                 =======                      =======




1) Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.

2) Consists of securities classified as available for sale, held to maturity and trading account assets.

3) Consists of cash and due from banks and Federal funds sold.

4) Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.

5) Consists of other debt and a note payable under a revolving line of credit.

6) Annualized.





    CONTACT: Harrington West Financial Group, Inc.
             Craig J. Cerny, 480-596-6555
             Lisa F. Watkins 805-688-6644 (share transfer information)